Exhibit F-1(a)

           [Letterhead of Entergy Services, Inc.]


February 6, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

           With respect to (1) the Application-Declaration ("Application-Declaration") on Form U-1, as amended (File No. 70-8721), filed by Entergy Gulf States, Inc. (formerly Gulf States Utilities Company, and herein referred to as the "Company") with the Securities and Exchange Commission ("Commission") under the Public Utility Holding Company Act of 1935, as amended, contemplating, among other things, the issuance and sale by the Company, through a special purpose subsidiary, of one or more new series of such subsidiary's preferred securities, as well as the issuance and sale of such subsidiary's common securities to the Company, the guarantee by the Company of such subsidiary's payment obligations under said preferred securities, and the investment of the proceeds from the issuance and sale of such subsidiary's preferred and common securities in junior subordinated deferrable interest debentures of the Company (collectively, the "Transactions"); (2) the Commission's order dated January 16, 1997 ("Order") permitting the Application-Declaration, as amended, to become effective with respect to said Transactions; and (3) the issuance and sale by the Company's subsidiary, a Delaware business trust, Entergy Gulf States Capital I (the "Trust"), on January 28, 1997 of 3,400,000 8.75% Cumulative Quarterly Income Preferred Securities, Series A ($85,000,000 in aggregate principal amount) (the "Preferred Securities"), and of 105,155 8.75% Common Securities ($2,628,875 in aggregate principal amount) (the "Common Securities") (the Preferred Securities and the Common Securities, collectively referred to as the "Securities"), the execution and delivery by the Company of a guarantee of the Trust's payment obligations under the Preferred Securities (the "Guarantee"), and the investment by the Trust of the proceeds from the issuance and sale of the Securities in $87,628,875 aggregate principal amount of the Company's 8.75% Junior Subordinated Deferrable Interest Debentures, Series A, due March 31, 2046 (the "Debentures"), I advise you that in my opinion:

           (a)   the  Company  is  a  corporation  duly
     organized and validly existing under the laws of the State of Texas;

           (b)  the issuance and sale of the Securities
     and  the Debentures and the execution and delivery
     of   the   Guarantee  have  been  consummated   in
     accordance with the Application-Declaration, as amended, and the Order;

           (c)   all  state  laws that  relate  or  are
     applicable  to  the  issuance  and  sale  of   the
     Securities and the Debentures and the execution and delivery of the Guarantee (other than so-called "blue sky" or similar laws, with respect to which I express no opinion) have been complied with;

           (d)   the  Securities are valid and  binding
     obligations of the Trust and the Guarantee and the
     Debentures  are  valid and binding obligations  of
     the  Company, each in accordance with their terms,
     except   as  limited  by  bankruptcy,  insolvency,
     reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights; and

           (e)   the  consummation of the issuance  and
     sale of the Securities and the Debentures and of the execution and delivery of the Guarantee has not violated the legal rights of the holders of any securities issued by the Company or any associate company thereof.


           I am a member of the bars of the States of Texas and Louisiana and the Commonwealth of Virginia and do not hold myself out as an expert on the laws of any other state. In giving this opinion, I have relied, as to all matters governed by the laws of any other state, upon the opinion of Reid & Priest LLP, counsel for the Company, which is to be filed as an exhibit to the Certificate pursuant to Rule 24.

           My consent is hereby given to the use of this opinion as an exhibit to the Certificate pursuant to Rule
24.

                              Very truly yours,

                              /s/ Laurence M. Hamric

                              Laurence M. Hamric
                              General Attorney -
                              Corporate and Securities
                              Entergy Services, Inc.